UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2011 (April 28, 2011)

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Certain Officers.

On April 28, 2011, the Board of Directors of HCP, Inc. (the “Company”) appointed Scott A. Anderson, the Company’s Senior Vice President - Chief Accounting Officer, as its principal financial officer on an interim basis effective May 15, 2011.

Mr. Anderson, 49, became the Company’s Senior Vice President — Chief Accounting Officer and principal accounting officer on July 1, 2009.  Prior to joining the Company, Mr. Anderson had been with Apartment Investment Management Company (“Aimco”), an S&P 500 real estate investment trust headquartered in Denver, Colorado, since 2001 serving as its Senior Vice President, Financial Risk Management from 2006 until 2009, Vice President, Technical Accounting Standards from 2004 to 2006 and Vice President, Controller from 2001 to 2004.

There are no family relationships involving Mr. Anderson that would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 28, 2011 (the “Annual Meeting”), at which there were present, in person or by proxy, 336,759,289 shares of the Company’s common stock, representing approximately 90.65% of the shares entitled to vote and constituting a quorum.  The four proposals considered at the Annual Meeting were voted on as follows:

Proposal 1.  Election of Directors.

	For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
James F. Flaherty III	298,842,325	2,675,851	372,421	34,868,692	99.11%
Christine N. Garvey	293,682,401	7,885,037	323,159	34,868,692	97.39%
David B. Henry	298,406,443	3,146,991	337,163	34,868,692	98.96%
Lauralee E. Martin	296,398,043	5,172,731	319,823	34,868,692	98.28%
Michael D. McKee	288,996,668	12,577,826	316,103	34,868,692	95.83%
Peter L. Rhein	286,821,003	14,730,753	338,841	34,868,692	95.12%
Kenneth B. Roath	299,803,790	1,731,044	355,763	34,868,692	99.43%
Joseph P. Sullivan	293,647,584	7,879,833	363,180	34,868,692	97.39%

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
330,834,212	5,428,005	497,072	Not Applicable	98.39%

The foregoing Proposal 2 was ratified.

Proposal 3.  Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
288,388,209	12,219,472	1,282,916	34,868,692	95.94%

The foregoing Proposal 3 was approved.

Proposal 4.  Advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes	% of Votes Supporting
234,276,790	1,221,063	65,727,782	664,962	34,868,692	77.77%

With respect to the foregoing Proposal 4, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting.  Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2011

HCP, Inc.

By:	/s/ Thomas M. Herzog

Thomas M. Herzog,
Executive Vice President -
Chief Financial Officer